American International Group, Inc. and Subsidiaries
Consent of Independent Registered Public Accounting Firm
Exhibit 23

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 and Form S-3 (No. 2-45346, No. 2-75875, No. 2-78291, No. 2-91945, No. 33-18073, No. 33-57250, No. 333-48639, No. 333-58095, No. 333-70069, No. 333-83813, No. 333-31346, No. 333-39976, No. 333-45828, No. 333-50198, No. 333-52938, No. 333-68640, No. 333-74187, No. 333-101640, No. 333-101967, No. 333-108466, No. 333-111737, No. 333-115911, No. 333-106040 and No. 333-132561) of American International Group, Inc. of our report dated March 1, 2007, relating to the financial statements, financial statement schedules, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K.
PricewaterhouseCoopers LLP
New York, New York
March 1, 2007
194       AIG 2006 Form 10-K